E X H I B I T 23(b)
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                                                                   EXHIBIT 23(b)


                         CONSENT OF INDEPENDENT AUDITORS



Board of Directors
Pall Corporation:


We consent to the incorporation by reference, in this Post-Effective Amendment on Form S-3 to the Registration Statement on Form S-4 of Pall Corporation (Registration No. 333-17417), of our reports dated September 3, 1996, relating to the consolidated balance sheets of Pall Corporation and its subsidiaries as of August 3, 1996, and July 29, 1995, and the related consolidated statements of earnings, stockholders' equity and cash flows for the years ended August 3, 1996, July 29, 1995, and July 30, 1994, and related schedule, which reports are incorporated by reference or appear in the Annual Report on Form 10-K of Pall Corporation for the fiscal year ended August 3, 1996.

Such reports refer to the adoption by the Company of Financial Accounting Standards Board's Statement No. 112, "Employers' Accounting for Postemployment Benefits" in fiscal 1995.

We also consent to the reference to our firm under the heading "Experts" in the prospectus included in this Post-Effective Amendment.



                                            /s/KPMG PEAT MARWICK LLP

                                            KPMG PEAT MARWICK LLP


Jericho, New York
July 2, 1997